Exhibit 99.4

Execution Version

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of the 20th day of December, 2019 (the “Effective Date”), is entered into by and between CHAPARRAL ENERGY, INC., a Delaware corporation (the “Company”), CHAPARRAL ENERGY, L.L.C. (the “Employer”) and CHARLES DUGINSKI (“Executive”).

WHEREAS, the Employer desires to continue to retain Executive as its employee and to provide services to the Company and believes it is necessary to enter into this Agreement to provide the proper incentive to Executive.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following terms:

1. Term. Subject to the provisions for earlier termination hereinafter provided, Executive’s employment with the Employer under this Agreement shall be for a term commencing upon the Effective Date and ending on the third anniversary of the Effective Date (the initial three-year term and any extension thereof pursuant to this Section 1, the “Term”); provided, however, that commencing on the date that is the third anniversary of the Effective Date, the Term shall be automatically extended so as to terminate on the second anniversary of such date, and the Term shall be automatically extended so as to terminate on each anniversary thereafter (each such anniversary referred to as a “Renewal Date”). Notwithstanding the foregoing, if at least ninety (90) days prior to any Renewal Date, the Employer gives Executive or Executive gives the Employer written notice that the Term will not be so extended, this Agreement will continue for the remainder of the then current Term and automatically expire upon its completion. The Term may be sooner terminated under Section 5 of this Agreement.

2. Position and Duties. During the Term, Executive will serve as Chief Executive Officer and President of the Company and will report directly to the Board of Directors of the Company (the “Board”). Executive shall devote Executive’s best efforts and full business time and attention to perform all services reasonably required to fully execute the duties and responsibilities associated with the Company, the Employer, and their subsidiaries as directed by the Board. Notwithstanding the above, Executive will be permitted, to the extent such activities do not interfere with the performance by Executive of his duties and responsibilities under this Agreement or violate this Agreement, to (i) manage Executive’s personal, financial, and legal affairs, and (ii) serve on industry, civic, or charitable boards or committees. Executive shall not become a director of any for profit entity without first receiving the approval of the Board. Executive agrees to observe and comply with the rules and policies of the Company, the Employer, and their subsidiaries as in effect from time to time and to which Executive is provided access by the Company, the Employer or any such affiliate, including, without limitation, any rules and policies relating to Executive’s obligations to them upon a termination of employment. In addition, during the Term, Executive shall owe a fiduciary duty of loyalty, fidelity, and allegiance to act in the best interests of the Company, the Employer, and their subsidiaries, and to not act in a manner that would materially injure their business, interests, or reputations.

3. Place of Performance. During the Term, Executive’s place of employment will be the Employer’s principal executive offices in Oklahoma City, Oklahoma (the “Principal Location”), except for travel to other locations as may be necessary to fulfill Executive’s duties and responsibilities hereunder.

4. Compensation and Related Matters.

(a) Base Salary. During the Term, the Employer will pay Executive a base salary of not less than $525,000 per year (“Base Salary”), prorated for any partial period of employment and payable in accordance with the Employer’s customary payroll practices. Executive’s Base Salary may be increased, but not decreased unless the base salaries for all executive officers of the Employer are decreased by an equivalent or higher percentage, pursuant to annual review by the Compensation Committee (the “Compensation Committee”) of the Board in its sole discretion. In the event that Executive’s Base Salary is increased, the increased amount will then constitute the Base Salary for all purposes of this Agreement.

(b) Annual Bonus Incentives. In addition to the Base Salary, Executive shall be eligible to participate in and earn an annual cash bonus under any annual incentive plan established by the Board so long as the terms of any such plan allow participation by the executive officers of the Employer (“Annual Bonus”). The target Annual Bonus for Executive shall be equal to 100% of Executive’s then-current Base Salary (the “Bonus Target”), but the actual Annual Bonus, including the terms relating to any payment of an Annual Bonus, shall be determined by the Compensation Committee in its sole discretion in accordance with the terms of such plan, in effect at that time, if any. The Bonus Target may be increased, but not decreased, unless the bonus targets for other executive officers of the Employer are also decreased by an equivalent or higher percentage. All Annual Bonuses due under this Agreement shall be paid following the conclusion of the performance year-end on the date that Annual Bonuses are paid to other senior executive officers of the Employer (but in no event later than the end of the calendar year immediately following the end of the calendar year for which the Annual Bonus is earned). Except as expressly provided below, Executive shall not be eligible to receive an Annual Bonus unless he remains employed by the Employer through the entire calendar year upon which such Annual Bonus is based.

(c) Long-Term Incentive Plan. Executive shall be eligible to participate in the Chaparral Energy, Inc. 2019 Long-Term Incentive Plan or any successor equity incentive plan (in either case, the “Equity Incentive Plan”). Executive’s entitlement to any award under the Equity Incentive Plan shall be subject to approval by the Board or its designee and shall be granted pursuant, and subject, to the vesting, forfeiture, repurchase, and other terms and conditions of the Equity Incentive Plan and the applicable award agreement or other similar agreement in the form established by the Compensation Committee or its designee in its sole discretion.

(d) Initial Equity Grant. No later than five business days after the Effective Date, the Company shall grant, or cause to be granted to, Executive a one-time grant of restricted stock with a fair value equal to $1,500,000 (the “Initial Equity Grant”), based on the most recent closing price on the New York Stock Exchange as of the date and time that the Company publicly announces Executive’s appointment as the Company’s Chief Executive Officer. The Initial Equity Grant shall be granted to Executive as an “employment inducement award” under New York Stock Exchange Rule 303A.08, outside of the Equity Incentive Plan. Notwithstanding that the equity awards are being granted outside of the Equity Incentive Plan, except as expressly provided otherwise, the equity awards will be governed in a manner consistent with the terms and conditions of the Equity Incentive Plan. The Initial Equity Grant shall be subject to the terms of a grant agreement, substantially in the form attached hereto as Exhibit B-1 and Exhibit B-2, including, without limitation, provisions relating to the forfeiture of the Initial Equity Grant in the event of a termination for Cause. One-half of the Initial Equity Grant shall be subject to the terms of a grant agreement substantially in the form of Exhibit B-1 attached hereto and shall vest in three equal annual installments on each of the first, second and third anniversaries of the Effective Date, subject to Executive’s continued employment through the applicable vesting date. The remaining one-half of the Initial Equity Grant shall be subject to the terms of a grant agreement substantially in the form of Exhibit B-2 attached hereto and shall vest in three equal annual installments on each of the first, second and third anniversaries of the Effective Date, subject to (i) Executive’s continued employment through the applicable vesting date and (ii) the achievement of specified performance goals, which shall be described in the applicable grant agreement. Notwithstanding the foregoing, (i) the unvested portion of the Initial Equity Grant, with performance assumed achieved at the target performance level, shall vest upon (A) a Change in Control (as defined in this Agreement but without giving effect to any changes to such definition as a result of the adoption of a successor plan to the Equity Incentive Plan) if the Equity Grant is not effectively assumed by the acquirer (with appropriate adjustments as determined by the Board in good faith in order to achieve substantially equivalent economic value for Executive) in connection with such Change in Control or (B) the termination of Executive’s employment by the Company or any affiliate thereof (or their successors in the Change in Control) without Cause (as defined in this Agreement) or by Executive for Good Reason (as defined in this Agreement), in each case, within 18 months after a Change in Control, and (ii) in event of a termination as a result of Executive’s death or Disability, a termination by the Employer without Cause or a termination by Executive for Good Reason (in each case, if applicable, other than as described in clause (i)(B) of this sentence), the portion of the Initial Equity Grant that was scheduled to vest on the next regularly scheduled vesting date that immediately follows the Date of Termination (as defined in this Agreement) shall vest upon the Date of Termination, with performance goals deemed achieved at the target performance level. For the avoidance of doubt, if Executive’s employment is terminated for any reason other than as a result of Executive’s death or Disability, by the Employer without Cause or by Executive with Good Reason (in each case, if applicable, other than as described in clause (i)(B) of the immediately preceding sentence), then Executive shall forfeit any portion of the Initial Equity Grant that is unvested as of the Date of Termination.

(e) Sign-On Bonus. The Employer shall pay Executive a sign-on bonus of $225,000 (the “Sign-On Bonus”), which amount shall be payable in cash in four (4) equal installments within thirty (30) days of the beginning of each of the first four (4) fiscal quarters immediately following the Effective Date, subject to Executive’s continued employment through each applicable payment date; provided, however, that if the Employer terminates Executive’s employment for Cause or Executive resigns for any reason other than due to Good Reason, in each case, prior to the 24-month anniversary of the Effective Date then Executive shall repay any portion of the Sign-On Bonus (net of any taxes Executive has paid or is required to pay in respect thereof) that has been paid to Executive on or prior to the Date of Termination.

(f) Initial Cash Incentive Award. In addition to the Sign-On Bonus, the Employer shall award Executive a long-term cash incentive award of $525,000 (the “Cash Incentive Award”). The Cash Incentive Award shall be subject to the terms of a grant agreement, substantially in the form attached hereto as Exhibit C-1 and Exhibit C-2, including, without limitation, provisions relating to the forfeiture of the Cash Incentive Award in the event of a termination for Cause. One-half of the Cash Incentive Award shall be subject to the terms of a grant agreement substantially in the form of Exhibit C-1 attached hereto and shall vest in three equal annual installments on each of the first, second and third anniversaries of the Effective Date, subject to Executive’s continued employment through the applicable vesting date. The remaining one-half of the Cash Incentive Award shall be subject to the terms of a grant agreement substantially in the form of Exhibit C-2 attached hereto and shall vest in three equal annual installments on each of the first, second and third anniversaries of the Effective Date, subject to (i) Executive’s continued employment through each applicable vesting date and (ii) the achievement of specified performance goals applicable to the Cash Incentive Award. Notwithstanding the foregoing, (i) the unvested portion of the Cash Incentive Award, with performance assumed achieved at the target performance level, shall vest in the event of a Change in Control if Executive’s employment is terminated by the Company or any affiliate thereof (or their successors in the Change in Control) without Cause or by Executive for Good Reason, in each case, within 18 months after such Change in Control, and (ii) in event of a termination as a result of Executive’s death or Disability, a termination by the Employer without Cause or a termination by Executive for Good Reason (in each case, if applicable, other than as described in clause (i)(B) of this sentence), the portion of the Cash Incentive Award that was scheduled to vest on the next regularly scheduled vesting date that immediately follows the Date of Termination (as defined in this Agreement) shall vest upon the Date of Termination, with performance goals deemed achieved at the target performance level. For the avoidance of doubt, if Executive’s employment is terminated for any reason other than as a result of Executive’s death or Disability, by the Employer without Cause or by Executive with Good Reason (in each case, if applicable, other than as described in clause (i)(B) of the immediately preceding sentence), then Executive shall forfeit any portion of the Cash Incentive Award that is unvested as of the Date of Termination.

(g) Welfare and Retirement Benefits. During the Term, Executive (and Executive’s spouse and/or eligible dependents to the extent provided in the applicable plans and programs) will be eligible to participate in and be covered under all the welfare benefit plans or programs maintained by the Employer for the benefit of its senior executive officers pursuant to the terms of such plans and programs including, without limitation, all medical, life, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs. In addition, during the Term, Executive will be eligible to participate in all pension, retirement, savings, and other employee benefit plans and programs maintained from time to time by the Employer for the benefit of the Employer’s senior executive officers, including, without limitation, the Employer’s 401(k) plan. Such benefits shall be governed by the applicable plan documents, insurance policies, or employment policies, and may be modified, suspended, or revoked in accordance with the terms of the applicable documents or policies without violating this Agreement.

(h) Vacation. Executive shall be entitled to paid vacation in accordance with the Employer’s vacation policy during the Term.

(i) Fringe Benefits. During the Term, the Employer will provide Executive with such other fringe benefits as commensurate with Executive’s position as determined by the Board or its designee in its sole discretion.

(j) Expenses. Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by Executive in accordance with the Employer’s expense reimbursement policy during the Term. All payments under this Section 4(j) shall be paid to Executive on or before the last day of Executive’s taxable year following the taxable year in which Executive incurred such expenses.

5. Termination of Employment. Executive’s employment under this Agreement may be terminated before the end of Term under the following circumstances:

(a) Death. Executive’s employment under this Agreement will terminate upon his death.

(b) Disability. Upon Executive’s Disability, Executive will receive a Notice of Termination (as defined in Section 6(a)) from the Employer. If Executive does not return to the substantial performance of his duties on a full-time basis within thirty (30) days of such Notice of Termination, Executive’s employment under this Agreement shall be terminated due to Disability, and such termination will not be a breach of this Agreement by the Employer. For purposes of this Agreement, “Disability” means Executive’s physical or mental impairment which prevents him from being able to perform his essential job functions under this Agreement (with or without reasonable accommodation, as may be required by applicable law) for a period of six (6) consecutive months or a period of one-hundred and twenty (120) calendar days in any twelve (12)-month period.

(c) Cause. The Employer has the right to terminate Executive’s employment for Cause by providing Executive with a Notice of Termination, and such termination will not be a breach of this Agreement by the Employer. For purposes of this Agreement, “Cause” means the occurrence of any one or more of the following events: (i) Executive’s conviction of, or entry by Executive of a guilty or no contest plea to, a felony or crime involving moral turpitude; (ii) Executive’s willful commission of an act of fraud or willful dishonesty resulting in economic or financial injury to the Company, Employer, or any affiliate; (iii) Executive’s willful failure to substantially perform or gross neglect of Executive’s duties, including, but not limited to, the willful failure to follow any lawful directive of the Board, within the reasonable scope of Executive’s duties; (iv) Executive’s performance of acts materially detrimental to the Company, Employer, or any affiliate, unless such acts were made in good faith or were otherwise approved in advance by the Board; (v) Executive’s use of narcotics, alcohol, or illicit drugs in a manner that has or would reasonably be expected to have a material detrimental effect on Executive’s performance of his duties as an employee of the Company; (vi) Executive’s commission of a violation of the Code of Conduct of the Company or the Employer any other rule or policy adopted by the Company, the Employer, or any affiliate which results in material injury to the Company, Employer, or an affiliate; (vii) Executive’s material breach of this Agreement, including, but not limited to, any material breach by Executive of any covenant set forth in Section 9 hereof; or (viii) any other willful acts or omissions which would reasonably be expected to be contrary to the best interests of the Company, Employer, or an affiliate which has caused, or is likely to cause, material harm to one or more of them. Cause shall not be deemed to exist with respect to clause (iii), clause (vi), clause (vii), and clause (viii) above unless (A) the Employer provides written notice to Executive of the conduct giving rise to Cause under the applicable clause within ninety (90) days after the Employer has actual knowledge of the existence of such conduct and (B) Executive fails to completely remedy the conduct so identified and, with respect to clause (vi), clause (vii) and clause (viii) any actual harm associated therewith within thirty (30) days after receipt of such notice.

(d) Good Reason. Executive may terminate Executive’s employment with the Employer for Good Reason, and such termination will not be a breach of this Agreement by Executive. For purposes of this Agreement, “Good Reason” shall mean the occurrence without the written consent of Executive, of one of the events set forth below:

(i) the Employer’s granting to another employee a Base Salary and annual target bonus opportunity, the sum of which exceeds the sum of Executive’s Base Salary and Bonus Target;

(ii) a material diminution in Executive’s authority, duties, or responsibilities;

(iii) a material diminution in Executive’s Base Salary;

(iv) the requirement that Executive be based at any office or location that is more than 50 miles from the Principal Location, except for travel reasonably required in the performance of Executive’s responsibilities; or

(v) any other action or inaction that constitutes a material breach by the Company or the Employer of this Agreement such as the failure of any successor to the Company to assume this Agreement pursuant to Section 14.

Notwithstanding the foregoing, Executive will not be deemed to have terminated his employment for Good Reason unless (A) Executive provides written notice to the Employer of the existence of one of the conditions described above within ninety (90) days after Executive has knowledge of the existence of the condition, (B) the Employer fails to remedy the condition so identified within thirty (30) days after receipt of such notice, (C) Executive provides a Notice of Termination to the Employer within thirty (30) days of the expiration of the Employer’s period to remedy the condition, and (D) Executive terminates employment within ninety (90) days after Executive provides written notice to the Employer of the existence of the condition referred to in clause (A).

(e) Without Cause. The Employer has the right to terminate Executive’s employment under this Agreement without Cause by providing Executive with a Notice of Termination. For purposes of Section 7 hereto, a “termination without Cause” shall include the Employer’s failure to renew this Agreement pursuant to Section 1 prior to a Renewal Date.

(f) Without Good Reason. Executive may voluntarily terminate employment with the Employer without Good Reason at any time by providing the Employer with a Notice of Termination.

6. Termination Procedure.

(a) Notice of Termination. Any termination of Executive’s employment by the Employer or by Executive during the Term (other than termination pursuant to Section 5(a)) will be communicated by Notice of Termination to the other party in accordance with Section 15. For purposes of this Agreement, a “Notice of Termination” means a written notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment.

(b) Date of Termination. “Date of Termination” shall mean (i) if Executive’s employment is terminated by his death, the date of his death, (ii) if Executive’s employment is terminated due to Disability pursuant to Section 5(b), thirty (30) days after the date the Notice of Termination is delivered (provided that Executive has not returned to the substantial performance of his duties on a full-time basis during such thirty (30) day period), (iii) if Executive’s employment is terminated for Good Reason pursuant to Section 5(d), the date on which a Notice of Termination provided in accordance with such Section is given or any later date (within thirty (30) days after the giving of such Notice of Termination) determined by Executive and set forth in such Notice of Termination, (iv) if Executive’s employment is terminated voluntarily by Executive without Good Reason pursuant to Section 5(f), ninety (90) days after the Notice of Termination or, at the Employer’s election, immediately upon the receipt of the Notice of Termination, (v) if Executive’s employment is terminated by the Employer giving a proper notice of non-renewal as permitted in Section 1 above, the last day of the Term, or (vi) if Executive’s employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such Notice of Termination) set forth in such Notice of Termination; provided, however, that in the case of clauses (i), (ii), (iv) and (v) under the “Cause” definition, the “Date of Termination” shall occur immediately upon the giving of such Notice of Termination; provided further that if the Employer elects to immediately terminate Executive’s employment upon the receipt of a Notice of Termination under clause (iv) of this Section 6(b), then Executive shall still be entitled to the payments described in Section 7(c) as if the Date of Termination was ninety (90) days after the Notice of Termination.

7. Obligations of the Employer Upon Termination. In the event Executive’s employment under this Agreement terminates during the Term and such termination constitutes a “separation from service” from the Employer (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”), the Employer will provide Executive with the payments and benefits set forth below.

(a) Termination by Employer Without Cause or by Executive for Good Reason Not Following Change in Control. If Executive’s employment is terminated by the Employer without Cause or by Executive for Good Reason at any time that is not within eighteen (18) months after the occurrence of a Change in Control (as defined below):

(i) The Employer will pay to Executive the following: (A) any earned but unpaid Base Salary through the Date of Termination, (B) any Annual Bonus required to be paid to Executive pursuant to Section 4(b) for any calendar year of the Employer that ends on or before the Date of Termination if not previously paid, (C) accrued but unpaid vacation pay through the Date of Termination if due under the applicable vacation policy, and (D) reasonable business expenses incurred but unpaid through the Date of Termination (together, the “Accrued Obligations”). Except as provided under this Agreement, the Employer’s plans and policies, and/or applicable law, the Accrued Obligations shall be paid within thirty (30) days after the Date of Termination.

(ii) Subject to Sections 7(f) and 10 below, the Employer will pay to Executive an amount equal to (A) eighteen (18) months of Executive’s Base Salary in effect on the Date of Termination plus (B) one-hundred fifty percent (150%) of the Bonus Target for Executive for the calendar year during which the Date of Termination occurs plus (C) eighteen (18) months of the monthly premium payment necessary to continue Executive’s existing group health, dental coverage and vision (and any such coverage of Executive’s eligible dependents enrolled immediately prior to the Date of Termination), calculated under the applicable provisions of COBRA, and calculated without regard to whether Executive actually elects such continuation coverage (the “COBRA Severance Amount” and, collectively with the amounts set forth in clauses A and B, the “Severance Payment”). The Severance Payment will be paid as follows: (x) 50% of the Severance Payment will be paid in the form of a lump sum on the Employer’s first payroll date occurring on or after the sixtieth (60th) day following the Date of Termination and (y) 50% of the Severance Payment will be paid in the form of a salary continuation for a period of 12 months following the Date of Termination. Each payment under this Section 7(a)(ii) shall be treated as a separate payment for purposes of Section 409A of the Code.

(iii) For purposes of this Agreement, “Change in Control” shall have the same definition assigned to “Change in Control” in the Equity Incentive Plan. If “Change in Control” is not defined in the Equity Incentive Plan, “Change in Control” shall mean:

(A)

any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(B)

any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company and its subsidiaries to any other person or entity (other than an affiliate of the Company);

(C)	the stockholders of the Company approve any plan or proposal for liquidation or dissolution of the Company;

(D)

any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power); or

(E)	as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

(b) Termination by Employer Without Cause or by Executive for Good Reason Following Change in Control. If at any time within eighteen (18) months after a Change in Control, Executive’s employment is terminated by the Employer (or its successor) without Cause or by Executive for Good Reason, then Executive shall be entitled to the payments and benefits provided in Section 7(a) hereof, subject to the terms and conditions thereof (including, without limitation, the requirement that a condition to Executive’s right to receive the amounts provided for thereunder is that Executive execute, deliver, and not revoke the Release as set forth in Section 10 below), except that for purposes of this Section 7(b), the Severance Payment shall be an amount equal to (A) 24 months of Executive’s Base Salary in effect on the Date of Termination plus (B) 200% of the Bonus Target for Executive for the calendar year during which the Date of Termination occurs plus (C) the COBRA Severance Amount; provided, however, that, for the avoidance of doubt, the Severance Payment as modified by this Section 7(b) shall otherwise be paid in the manner provided in Section 7(a)(ii). Executive’s entitlement to payments under this Section 7(b) shall be conditioned upon Executive’s agreement, at the request of the successor company in a Change in Control, to provide transition services following such Change in Control to such successor company for a period not to exceed 120 days.

(c) Termination by Employer for Cause or by Executive Without Good Reason. If Executive’s employment is terminated by the Employer for Cause or by Executive without Good Reason, the Employer will pay Executive the Accrued Obligations as provided in Section 7(a)(i); provided, however, the amounts described in Section 7(a)(i)(D) shall not be paid to Executive to the extent that Executive’s employment was terminated by the Employer for Cause due to Executive’s misappropriation of funds.

(d) Disability. During any period that Executive fails to perform Executive’s duties under this Agreement before its termination as a result of incapacity due to physical or mental illness, Executive will continue to receive his full Base Salary set forth in Section 4(a) until his employment is terminated, including, without limitation, pursuant to Section 5(b). If Executive’s employment is terminated due to Disability pursuant to Section 5(b), the Employer will pay Executive the Accrued Obligations as provided in Section 7(a)(i), plus the product of (x) Bonus Target for Executive for the calendar year of the Employer in which the Date of Termination occurs multiplied by (y) the payout percentage reasonably projected in good faith by the Board (or its designee) to be applied to such Bonus Target as of the Date of Termination (the “Bonus Severance Amount”), payable within thirty (30) days after the Date of Termination.

(e) Death. If Executive’s employment is terminated by death, the Employer will pay to Executive’s beneficiary, or personal or legal representatives or estate, as the case may be, the Accrued Obligations as provided in Section 7(a)(i), plus the Bonus Severance Amount for the calendar year of the Employer in which the Date of Termination occurs within thirty (30) days after the Date of Termination.

(f) Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including, without limitation, any Severance Payment (including, without limitation, any Bonus Severance Amount payable under Section 7(d), if applicable), shall be paid to Executive during the six (6)-month period following Executive’s Separation from Service if the Employer determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A (as defined below) without resulting in a prohibited distribution, including, without limitation, as a result of Executive’s death), the Employer shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such period.

8. Separation from Service Requirement. Notwithstanding any other provision of this Agreement, Executive shall be entitled to the Severance Payment only if the termination of Executive’s employment constitutes a Separation from Service.

9. Restrictive Covenants.

(a) Nondisclosure of Confidential Information. Executive acknowledges that it is the policy of the Company and the Employer to maintain as secret and confidential (i) all valuable and unique information, (ii) other information heretofore or hereafter acquired by the Company, the Employer, or any affiliated entity and deemed by it to be confidential, and (iii) information developed or used by the Company, the Employer, or any affiliated entity, in each case, relating to the business, operations, employees and customers of the Company, the Employer, or any affiliated entity including, but not limited to, the mental impressions of Executive acquired by Executive during his employment by the Employer as well as any employee information (all such information described in clauses (i), (ii) and (iii) above, other than information that is known to the public or becomes known to the public through no fault of Executive, is hereinafter referred to as “Confidential Information”). The parties recognize that the services to be performed by Executive pursuant to this Agreement are special and unique and that by reason of his employment by the Employer before, on and after the date hereof, Executive has acquired and will acquire previously undisclosed Confidential Information. Executive recognizes that all such Confidential Information is the property of the Company, the Employer, and their subsidiaries. Accordingly, at any time during or after the Term and subject to Section 9(k), Executive shall not, except in the proper performance of his duties under this Agreement, directly or indirectly, without the prior written consent of the Company or the Employer, use the Confidential Information for any purpose or disclose the Confidential Information to any Person other than the Company, the Employer, or their subsidiaries, whether or not such Person is a competitor of the Company, the Employer, or their subsidiaries, and shall prevent the use, publication or disclosure of any Confidential Information obtained by, or which has come to the knowledge of, Executive before, on and after the date hereof. For purposes of the foregoing, the parties acknowledge and agree that overseeing, supervising, consulting with or advising others with respect to the acquisition or disposition of producing or non-producing leasehold, mineral interests or royalty interests (including, without limitation, farm-ins, farm-out, poolings, leasing activities, unitizations and similar activities), during the 12-month period commencing on the Date of Termination, solely as relates to any county or parish in which the Company conducts oil and gas operations on the Date of Termination will necessarily require and be deemed hereby to constitute the use and/or disclosure of Confidential Information in violation of the covenant set forth in this Section 9(a). For avoidance of doubt and notwithstanding the foregoing provisions of the immediately preceding sentence, following the 12-month anniversary of the Date of Termination (but not before such time), Executive’s retention of Executive’s mental impressions of Confidential Information, without conscious memorization or subsequent reference to Confidential Information, will not preclude the activities described in the immediately preceding sentence.

(b) Non-Solicitation. Executive shall not, during the Term and for a period of 12 months following the Date of Termination (the “Non-Solicitation Period”), either personally or by directing, assisting or encouraging his agent and whether for himself or on behalf of any other person or entity, directly or indirectly hire or solicit any employee or consultant of the Employer, including by attempting, directly or indirectly, to persuade any such employee or consultant to discontinue his/her status of employment or consultancy with the Employer to become an employee or consultant of any other person or entity. Additionally, during the Non-Solicitation Period, Executive shall not, for himself or on behalf of any person or entity, directly solicit any established customer of the Employer or the Company for the purpose of causing such customer to purchase goods, services or a combination of goods and services from another person or entity in lieu of goods, services or a combination thereof from the Employer or the Company. For purposes of this Agreement, an “established customer” shall be given the broadest possible interpretation under Oklahoma law. Nothing contained in this provision is intended to prohibit general advertising or solicitation not specifically directed at any or all of the Employer’s customers or employees.

(c) Non-Competition.

(i) As part of the consideration for the compensation and benefits to be paid to Executive hereunder, to protect the trade secrets and Confidential Information of the Company and its customers and clients that have been and will be entrusted to Executive, the business goodwill of the Company and its subsidiaries that will be developed in and through Executive and the business opportunities that will be disclosed or entrusted to Executive by the Company and its subsidiaries, and as an additional incentive for the Company to enter into this Agreement, during the Term, Executive shall not directly or indirectly, individually or on behalf of any other person or entity, manage, participate in, work for, consult with, render services for, or take an interest in (as an owner, stockholder, partner or lender) (i) any Competitor in an area of Competing Business or (ii) any entity for the purposes of evaluating an investment or financing activity in any counties in which the Company or the Employer operates.

(ii) For purposes of Section 9(c)(i):

(A)	(A) “Competitor” means any business, company or individual which is in, or is actively seeking to be in the Competing Business in any county in which the Company or the Employer operates.

(B)	(B) “Competing Business” means the acquisition, exploration, exploitation, development, production and/or operation of oil and gas properties.

(iii) Executive acknowledges that each of the covenants of Section 9(c)(i) are in addition to, and shall not be construed as a limitation upon, any other covenant provided in Section 9. Executive agrees that the scope of prohibited activities and time duration of each of the covenants set forth in Section 9(c)(i) are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company’s proprietary and Confidential Information, plans and services and to protect the other legitimate business interests of the Company, including without limitation the goodwill developed by Executive with the Company’s customers, suppliers, licensees and business relations. It is also the intent of the Company and Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of this covenant. The covenants in Section 9(c)(i) are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope or duration set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

(iv) Nothing in this Section 9(c) shall prohibit: (A) direct or indirect ownership of publicly traded securities which are issued by a Competitor involved in or conducting a Competing Business, provided that Executive, directly or indirectly, does not own more than 5% of the outstanding equity or voting securities of such Competitor; (B) ownership of royalty interests where Executive owns the surface of the land covered by the royalty interest and the ownership of the royalty interest is incidental to the ownership of such surface estate, provided that any such surface estate does not adjoin, or is not near to, any property ownership interest held directly or indirectly by the Company; (C) direct or indirect ownership of royalty interests or overriding royalty interests owned prior to the Effective Date; (D) direct or indirect ownership of working interests or other interests in oil and gas owned prior to the Effective Date and disclosed by Executive to the Company in writing; or (E) Executive’s ownership of an equity interest in Tapstone Energy, LLC (constituting less than 1% of such company’s outstanding equity) owned prior to the Effective Date. It is the intent of the Company that during, the Term of this Agreement, Executive is not acquiring additional oil and gas interests, directly or indirectly.

(v) For the avoidance of doubt, Executive will have no continuing obligations under this Section 9(c) on the 12-month anniversary of the Date of Termination.

(d) Non-Disparagement. During the Term and following the termination of Executive’s employment for any reason, Executive shall not disparage the Employer, the Company, or any of their respective affiliates, including any of the officers or directors, or the reputation of such entities.

(e) Cooperation. Upon reasonable request, Executive agrees to cooperate with the Company and the Employer and all individuals employed by the Company or the Employer in any and all matters relating to the Company or the Employer, including cooperation in any transition of his duties as Chief Executive Officer, as well as any ongoing investigations by the Securities and Exchange Commission (the “SEC”) and related investigations or any other related matters at the request of the Company or the Employer.

(f) Obligations of Executive Upon Termination. Upon termination of Executive’s employment for any reason, Executive shall return to the Employer all property of the Company, Employer, and their affiliates, including, without limitation, all documents and copies, including, without limitation, hard and electronic copies, of documents in his possession or under his control relating to any Confidential Information including, but not limited to, internal and external business forms, manuals, correspondence, notes and computer programs, and Executive shall not make or retain any copy or extract of any of the foregoing. In addition, Executive shall resign from all positions held with the Company, the Employer, and their affiliated entities.

(g) Remedies. Executive acknowledges and understands that Section 9(a), Section 9(b), and the other provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company, the Employer, and their affiliates irreparable harm. In the event of a breach or threatened breach by Executive of the provisions of this Agreement, the Company, the Employer, and their affiliates, as applicable, shall be entitled to an injunction restraining him from such breach in addition to other appropriate equitable and legal relief. Nothing contained in this Agreement shall be construed as prohibiting the Company, the Employer, or their affiliates from pursuing, or limiting their ability to pursue, any other remedies available for any breach or threatened breach of this Agreement by Executive, including, without limitation, the right to repayment of any Severance Payment (net of any taxes Executive has paid or is required to pay in respect thereof) already paid to Executive as contemplated by Section 7. If Executive’s employment is terminated by the Employer for Cause or by Executive without Good Reason, then, in the event of a material breach by Executive of the terms of Section 9, Executive shall pay the Employer an amount equal to 150% of the sum of Executive’s Base Salary and Bonus Target for the year in which the Date of Termination occurs. The provision of Section 12 hereof relating to arbitration of disputes shall not be applicable to the Company, the Employer, or their affiliates to the extent they seek an injunction in any court of competent jurisdiction to restrain Executive from violating Section 9(a) or Section 9(b) hereof. Notwithstanding anything to the contrary in this Agreement, the Company and the Employer may amend the provisions of Section 9 without the approval of Executive or any other person to provide for less restrictive limitations as to time, geographical area, or scope of activity to be restrained. Any such less restrictive limitations may, in sole discretion of the Company and the Employer, apply only with respect to the enforcement of this Agreement in certain jurisdictions specified in any such amendment. At the request of the Company or the Employer, Executive shall consent to any such amendment and shall execute and deliver to the Company and the Employer a counterpart signature page to such amendment; provided, however, that Executive’s failure to do so shall not impact the validity of the amendment.

(h) After-Acquired Evidence. Notwithstanding any provision of this Agreement to the contrary, if the Company or the Employer determines that Executive is eligible to receive any Severance Payment payable under Section 7 hereof, but, after such determination, the Company or the Employer within the subsequent twenty-four (24) months acquire evidence that (i) Executive has materially breached the terms of Section 9; or (ii) one or more of clauses (ii), (iv) and (viii) in the definition of “Cause” existed prior to the Date of Termination that has subsequently resulted in material injury to the Company, and had the Employer been aware of all material facts relating to such condition, would have given the Employer the right to terminate Executive’s employment for Cause, then, in each case, the Company and the Employer shall have the right to cease payment of any future installments of such Severance Payment, and the prompt repayment of the Severance Payment (net of any taxes Executive has paid or is required to pay in respect thereof) already paid to Executive as contemplated by Section 7 hereof.

(i) Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, amounts paid or payable under this Agreement shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, the Employer, or their affiliates, which clawback policies or procedures may provide for forfeiture and/or recoupment of amounts paid or payable under this Agreement. Notwithstanding any provision of this Agreement to the contrary, and to the extent required by applicable law or any applicable securities exchange listing standards, the Company and the Employer reserve the right, without the consent of Executive, to adopt any such clawback policies and procedures, including, without limitation, such policies and procedures applicable to this Agreement with retroactive effect.

(j) Continuing Operation. Except as specifically provided in this Section 9, the termination of Executive’s employment or of this Agreement will have no effect on the continuing operation of this Section 9.

(k) Protected Activities. Nothing in this Agreement is intended to, or does, prohibit Executive from (i) filing a charge or complaint with, providing truthful information to, or cooperating with an investigation being conducted by a governmental agency (such as the Equal Employment Opportunity Commission, another other fair employment practices agency, the National Labor Relations Board, the Department of Labor, or the SEC); (ii) engaging in other legally-protected activities; (iii) giving truthful testimony or making statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (iv) otherwise making truthful statements as required by law or valid legal process; or (v) disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law. Accordingly, Executive understands that he shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive likewise understands that, in the event he files a lawsuit for retaliation by the Company or the Employer for reporting a suspected violation of law, he may disclose the trade secret(s) of the Company or the Employer to his attorney and use the trade secret information in the court proceeding, if he (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order. In accordance with applicable law, and notwithstanding any other provision of this Agreement, nothing in this Agreement or any of any policies or agreements of the Company, the Employer, or their affiliates applicable to Executive (i) impedes his right to communicate with the SEC or any other governmental agency about possible violations of federal securities or other laws or regulations or (ii) requires him to provide any prior notice to the Company, the Employer, or their affiliates or obtain their prior approval before engaging in any such communications.

10. Release. Notwithstanding any other provisions of this Agreement, it shall be a condition to Executive’s right to receive the Severance Payment that (a) Executive will execute and deliver to the Company and the Employer a release of claims in substantially the form attached hereto as Exhibit A (the “Release”), with the Release to be returned by Executive within the period specified in the Release (not to exceed forty-five (45) days following the Date of Termination) and (b) Executive not revoke such Release within the period specified in the Release (not to exceed seven (7) days thereafter). The form of the Release may be modified by the Company or the Employer, including, without limitation, as needed to reflect changes in the applicable law or regulations that are needed to provide a legally enforceable and binding Release to all parties at the time of execution.

11. Indemnification. Executive shall be eligible, to the extent provided by the corporate bylaws or directors’ and officers’ liability insurance of the Company or the Employer, if any, to be indemnified and held harmless by the Company or Employer during the Term of this Agreement and following any termination of this Agreement for any reason whatsoever in the same manner, and subject to the same limitations, as would any other senior executive officer or director of the Employer with respect to acts or omissions occurring prior to (a) the termination of this Agreement or (b) the termination of employment of Executive.

12. Arbitration; Legal Fees and Expenses. The parties agree that Executive’s employment and this Agreement relate to interstate commerce, and that any disputes, claims, or controversies between Executive and the Company, the Employer, or their affiliates which may arise out of or relate to Executive’s employment relationship or this Agreement shall be settled by arbitration. This agreement to arbitrate shall survive the termination of this Agreement. Any arbitration shall be in accordance with then-current Employment Arbitration Rules of the American Arbitration Association and undertaken pursuant to the Federal Arbitration Act. Arbitration will be held in Oklahoma City, Oklahoma unless the parties mutually agree on another location. The decision of the arbitrator will be enforceable in any court of competent jurisdiction. The parties agree that punitive, liquidated, or indirect damages shall not be awarded by the arbitrator unless such damages would have been awarded by a court of competent jurisdiction. Nothing in this agreement to arbitrate, however, shall preclude the Company, the Employer, or their affiliates from obtaining injunctive relief from a court of competent jurisdiction prohibiting any ongoing breaches by Executive of this Agreement including, without limitation, violations of Section 9. If any contest or dispute arises between the Company, the Employer, their affiliates, and Executive regarding any provision of this Agreement, the arbitrator may award to the prevailing party, as determined by the arbitrator, the reasonable attorneys’ fees, costs, and expenses incurred by the prevailing party in connection with such contest or dispute.

13. Maximum Payments by the Employer.

(a) It is the objective of this Agreement to maximize Executive’s Net After-Tax Benefit (as defined herein) if payments or benefits provided under this Agreement or any other agreement are subject to excise tax under Section 4999 of the Code. Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit by the Employer or otherwise to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, including, by example and not by way of limitation, acceleration by the Employer or otherwise of the date of vesting or payment or rate of payment under any plan, program, arrangement, or agreement of the Company or the Employer (all such payments and benefits, including, without limitation, the payments and benefits under Section 7 hereof, being hereinafter referred to as the “Total Payments”), would be subject (in whole or in part) to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the cash severance payments shall first be reduced, and the non-cash severance payments shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments shall be subject to the Excise Tax, but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments), is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

(b) The Total Payments shall be reduced by the Employer in the following order: (i) reduction of any cash severance payments otherwise payable to Executive that are exempt from Section 409A of the Code, (ii) reduction of any other cash payments or benefits otherwise payable to Executive that are exempt from Section 409A of the Code, but excluding any payments attributable to the acceleration of vesting or payments with respect to any equity award with respect to the Company’s common stock that is exempt from Section 409A of the Code, (iii) reduction of any other payments or benefits otherwise payable to Executive on a pro-rata basis or such other manner that complies with Section 409A of the Code, but excluding any payments attributable to the acceleration of vesting and payments with respect to any equity award with respect to the Company’s common stock that are exempt from Section 409A of the Code, and (iv) reduction of any payments attributable to the acceleration of vesting or payments with respect to any other equity award with respect to the Company’s common stock that are exempt from Section 409A of the Code.

(c) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of independent auditors of nationally recognized standing (“Independent Advisors”) selected by the Employer, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including, without limitation, by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. The costs of obtaining such determination shall be borne by the Employer.

14. Agreement Binding on Successors.

(a) Company’s Successors. No rights or obligations of the Company or the Employer under this Agreement may be assigned or transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, reorganization, sale, transfer of stock, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. As used in this Agreement, “Company” means the Company as herein defined, and any successor to its or the Company’s business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 14 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b) Executive’s Successors. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to payments or benefits under this Agreement, which may be transferred only by will or the laws of descent and distribution. Upon Executive’s death, this Agreement and all rights of Executive under this Agreement shall inure to the benefit of and be enforceable by Executive’s beneficiary, or personal or legal representatives, or estate, to the extent any such person succeeds to Executive’s interests under this Agreement. In the event of Executive’s death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his estate or other legal representative(s). If Executive should die following his Date of Termination while any amounts would still be payable to him under this Agreement if he had continued to live, unless otherwise provided, all such amounts shall be paid in accordance with the terms of this Agreement to his beneficiary or personal or legal representatives or estate.

15. Notice. For the purposes of this Agreement, notices, demands, and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:

At his last known

address evidenced on the Employer’s

payroll records.

If to the Company or Employer:

Chaparral Energy, Inc.

701 Cedar Lake Boulevard

Oklahoma City, OK 73114

or to such other address as any party may have furnished to the other in writing in accordance with this Agreement, except that notices of change of address shall be effective only upon receipt.

16. Section 409A.

(a) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including, without limitation, any such regulations or other such guidance that may be issued after the Effective Date (“Section 409A”). Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Employer determines in good faith that any compensation or benefits payable under this Agreement may not be either exempt from or compliant with Section 409A, the Employer shall adopt such amendments to this Agreement or adopt other policies or procedures (including, without limitation, amendments, policies and procedures with retroactive effective), or take any other commercially reasonable actions necessary or appropriate to (i) preserve the intended tax treatment of the compensation and benefits payable hereunder, to preserve the economic benefits of such compensation and benefits, and/or to avoid less favorable accounting or tax consequences for the Employer and/or (ii) to exempt the compensation and benefits payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 16(a) does not, and shall not be construed so as to, create any obligation on the part of the Employer to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify Executive for any failure to do so.

(b) Any reimbursement or in-kind benefit provided under this Agreement which constitutes a “deferral of compensation” within the meaning of Treasury Regulation Section 1.409A-1(b) shall be made or provided in accordance with the requirements of Section 409A, including, without limitation, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) Notwithstanding anything herein to the contrary, Executive acknowledges and agrees that in the event that any tax is imposed under Section 409A in respect to any compensation or benefits payable to Executive, whether under this Agreement or otherwise, then (i) the payment of such tax shall be solely Executive’s responsibility, (ii) neither the Company, the Employer, their affiliates, nor any of their respective past or present directors, officers, employees, or agents shall have any liability for any such tax, and (iii) Executive shall indemnify and hold harmless, to the greatest extent permitted under law, each of the foregoing from and against any claims or liabilities that may arise in respect of any such tax.

17. Withholding. All payments and benefits hereunder shall be subject to any required withholding of federal, state, and local taxes pursuant to any applicable law or regulation in addition to any withholding authorized by Executive.

18. Miscellaneous. Except as expressly permitted above, no provisions of this Agreement may be amended, modified, or waived unless agreed to in writing and signed by Executive and by a duly authorized officer of the Company and Employer. Notwithstanding the previous sentence, the Company and the Employer may modify or amend this Agreement in their sole discretion at any time without the further consent of Executive in any manner necessary to comply with applicable law and regulations or the listing or other requirements of any stock exchange upon which the Company, the Employer, or their affiliate is listed. No waiver by either party of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The respective rights and obligations of the parties under this Agreement shall survive Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oklahoma without regard to its conflicts of law principles. The parties hereby irrevocably consent to the binding and exclusive venue for any dispute, controversy, claim, or cause of action between them arising out of or related to this Agreement which is permitted to be filed in court being in the state or federal court of competent jurisdiction that regularly conducts proceedings in Oklahoma County, Oklahoma. Nothing in this Agreement, however, precludes either party from seeking to remove a civil action from any state court to federal court. If any provision of this Agreement is held to be illegal, invalid, or unenforceable by an arbitrator or court of competent jurisdiction, (a) this Agreement shall be considered divisible, (b) such provision shall be deemed inoperative to the extent it is deemed illegal, invalid, or unenforceable, and (c) in all other respects this Agreement shall remain in full force and effect; provided, however, that, if any such provision may be made enforceable by such court by limitation, then such provision shall be so limited by such arbitrator or court and shall be enforceable to the maximum extent permitted by applicable law.

19. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

21. Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and will not affect its interpretation.

22. Entire Agreement. Except as provided elsewhere herein and except for the other documents and agreements contemplated in accordance herewith, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter. Executive acknowledges and agrees neither the Company, the Employer nor any affiliate thereof has made any promise or representation to him concerning this Agreement not expressed in this Agreement, and that, in signing this Agreement, he is not relying on any prior oral or written statement or representation by the Company, the Employer, any affiliate thereof or their respective representatives outside of this Agreement but is instead relying solely on his own judgment and his legal and tax advisors, if any.

23. Further Assurances. The parties hereby agree, without further consideration, to execute and deliver such other instruments or to take such other action as may reasonably be required to effectuate the terms and provisions of this Agreement.

24. Third-Party Beneficiaries; Definition of Affiliate. The subsidiaries of the Company and the Employer are intended to be third-party beneficiaries of this Agreement and therefore may enforce this Agreement. For purpose of this Agreement, “affiliate” means, with respect to the entity or person at issue, any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity or person.

25. Representations of Executive. Executive represents and warrants that (a) he has not previously assumed any obligations inconsistent with those in this Agreement; (b) neither his execution of this Agreement nor his performance of his duties as an officer and director of the Company and the Employer, as applicable, shall violate any other contract or obligation between him and any former employer or other third party to the extent he complies with the Tapstone Restrictive Covenants (as defined below); and (c) during the Term and subject to Section 9(k), he shall not use or disclose to anyone within the Company, the Employer, or their affiliates any proprietary information or trade secrets of any former employer or other third party. Executive further represents and warrants that he has entered into this Agreement pursuant to his own initiative and that the Company and the Employer did not induce him to execute this Agreement in contravention of any existing commitments. Executive further acknowledges that the Company and the Employer have entered into this Agreement in reliance upon the foregoing representations by him. The term “Tapstone Restrictive Covenants” means those obligations referred to as the “Restrictive Covenants” in that certain Waiver and Amendment dated December 20, 2019 by and among Tapstone Management Company, LLC, Tapstone Energy, LLC and Executive (the “Tapstone Restrictive Covenants Waiver”). True and correct copies of the Tapstone Restrictive Covenants Waiver, as well as the employment agreement and restrictive covenants agreement referred to therein, have been provided to the Company prior to Executive’s execution of this Agreement.

26. Acknowledgement by the Company. The Company and the Employer acknowledge that Executive’s employment is subject to his compliance with the Tapstone Restrictive Covenants Waiver and the obligations referred to therein. If, promptly after receiving a directive from the Board that Executive reasonably believes would violate the terms of the Tapstone Restrictive Covenants Waiver and the obligations referred to therein, Executive informs the Board of such reasonable belief and the basis therefor, then Executive’s failure to perform such directive shall not form a basis for termination of this Agreement by the Company for Cause.

* * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CHAPARRAL ENERGY, L.L.C.		EXECUTIVE

By:	/s/ Justin Byrne	/s/ Charles Duginski
	Justin Byrne	Charles Duginski
Vice President and General Counsel

Date Signed: December 20, 2019		Date Signed: December 20, 2019

CHAPARRAL ENERGY, INC.

By:	/s/ Justin Byrne
Justin Byrne
Vice President and General Counsel

Date Signed: December 20, 2019

[Signature Page to Duginski Employment Agreement]

EXHIBIT A

GENERAL RELEASE

NOTICE. Various laws, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Pregnancy Discrimination Act of 1978, the Equal Pay Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Employee Retirement Income Security Act, and the Veterans Reemployment Rights Act (all as amended from time to time), prohibit employment discrimination based on sex, race, color, national origin, religion, age, disability, eligibility for covered employee benefits and veteran status. You may also have rights under laws such as the Older Workers Benefit Protection Act of 1990, the Worker Adjustment and Retraining Act of 1988, the Fair Labor Standards Act, the Family and Medical Leave Act, the Occupational Health and Safety Act, and other federal, state and/or municipal statutes, orders or regulations pertaining to labor, employment and/or employee benefits. These laws are enforced through the United States Department of Labor and its agencies, including, without limitation, the Equal Employment Opportunity Commission (EEOC), and various state and municipal labor departments, fair employment boards, human rights commissions and similar agencies.

This General Release is being provided to you in connection with the Employment Agreement between you, Chaparral Energy, L.L.C., and Chaparral Energy, Inc. dated December 20, 2019 (the “Agreement”). The federal Older Workers Benefit Protection Act requires that you have at least twenty-one (21) days, if you want it, to consider whether you wish to sign a release such as this one in connection with a special, individualized severance package. You have at least until the close of business twenty-one (21) days from the date you receive this General Release to make your decision. You may not sign this General Release until, at the earliest, your official date of separation from employment.

BEFORE EXECUTING THIS GENERAL RELEASE YOU SHOULD REVIEW THESE DOCUMENTS CAREFULLY AND CONSULT WITH YOUR ATTORNEY.

You may revoke this General Release within seven (7) days after you sign it and it shall not become effective or enforceable until that revocation period has expired. If you do not accept the severance package and sign and return this General Release, or if you exercise your right to revoke the General Release after signing it, you will not be eligible for the special, individualized severance package. Any revocation must be in writing and must be received by Chaparral Energy, Inc., 701 Cedar Lake Boulevard, Oklahoma City, OK 73114, within the seven-day period following your execution of this General Release.

In consideration of the special, individualized severance package offered to me by Chaparral Energy, LLC and Chaparral Energy, Inc. and the separation benefits I will receive as reflected in the Agreement, I hereby release and discharge Chaparral Energy, L.L.C., Chaparral Energy, Inc. and their predecessors, successors, affiliates, parent, subsidiaries and partners and each of those entities’ employees, officers, directors and agents (hereafter collectively referred to as the “Company”) from all claims, liabilities, demands, and causes of action, known or unknown, fixed or contingent, which I may have or claim to have against the Company either as a result of my past employment with the Company and/or the severance of that relationship and/or otherwise, and hereby waive any and all rights I may have with respect to and promise not to file a lawsuit to assert any such claims.

This General Release includes, but is not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Pregnancy Discrimination Act of 1978, the Equal Pay Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Employee Retirement Income Security Act or 1974 and the Veterans Reemployment Rights Act (all as amended from time to time). This General Release also includes, but is not limited to, any rights I may have under the Older Workers Benefit Protection Act of 1990, the Worker Adjustment and Retraining Act of 1988, the Fair Labor Standards Act, the Family and Medical Leave Act, the Occupational Health and Safety Act and any other federal, state and/or municipal statutes, orders or regulations pertaining to labor, employment and/or employee benefits. This General Release also applies to any claims or rights I may have growing out of any legal or equitable restrictions on the Company’s rights not to continue an employment relationship with its employees, including, without limitation, any express or implied employment contracts, and to any claims I may have against the Company for fraudulent inducement or misrepresentation, defamation, wrongful termination or other retaliation claims in connection with workers’ compensation or alleged “whistleblower” status or on any other basis whatsoever.

It is specifically agreed, however, that this General Release does not have any effect on any rights or claims I may have against the Company which arise after the date I execute this General Release or on any vested rights I may have under any of the Company’s qualified or non-qualified benefit plans or arrangements as of or after my last day of employment with the Company, or on any of the Company’s obligations under the Agreement or as otherwise required under the Consolidated Omnibus Budget and Reconciliation Act of 1985 (COBRA).

I have carefully reviewed and fully understand all the provisions of the Agreement and General Release, including, without limitation, the foregoing Notice. I have not relied on any representation or statement, oral or written, by the Company or any of its representatives, which is not set forth in those documents.

The Agreement and this General Release, including, without limitation, the foregoing Notice, set forth the entire agreement between me and the Company with respect to this subject. I understand that my receipt and retention of the separation benefits covered by the Agreement are contingent not only on my execution of this General Release, but also on my continued compliance with my obligations under the Agreement that survive and continue in effect in accordance with the respective terms thereof, notwithstanding any termination of employment, including, without limitation, Section 9 thereof. I acknowledge that the Company gave me at least twenty-one (21) days to consider whether I wish to accept or reject the separation benefits I am eligible to receive under the Agreement in exchange for this General Release. I also acknowledge that the Company advised me to seek independent legal advice as to these matters, if I chose to do so. I hereby represent and state that I have taken such actions and obtained such information and independent legal or other advice, if any, that I believed were necessary for me to fully understand the effects and consequences of the Agreement and General Release prior to signing those documents.

[Signature Page Follows]

Dated this _____ day of __________, _______.

CHAPARRAL ENERGY, L.L.C.		EXECUTIVE

By:		By:
	Name:		Charles Duginski
Title:

Date Signed:		Date Signed:

CHAPARRAL ENERGY, INC.

By:
Name:
Title:

Date Signed:

EXHIBIT B-1

FORM OF GRANT AGREEMENT FOR INITIAL EQUITY GRANT

(3-Year Time Based Grant)

[Filed as Exhibit 99.5 to the Company’s Current Report

on Form 8-K to which this Agreement is filed as an Exhibit.]

EXHIBIT B-2

FORM OF GRANT AGREEMENT FOR INITIAL EQUITY GRANT

(3-Year Time and Performance Based Grant)

[Filed as Exhibit 99.6 to the Company’s Current Report

on Form 8-K to which this Agreement is filed as an Exhibit.]

EXHIBIT C-1

FORM OF GRANT AGREEMENT FOR CASH INCENTIVE AWARD

(3-Year Time Based Grant)

[The Execution Version of this Form is Filed as Exhibit 99.7 to the

Company’s Current Report on Form 8-K to which this Agreement is filed as an Exhibit.]

EXHIBIT C-2

FORM OF GRANT AGREEMENT FOR CASH INCENTIVE AWARD

(3-Year Time and Performance Based Grant)

[The Execution Version of this Form is Filed as Exhibit 99.8 to the

Company’s Current Report on Form 8-K to which this Agreement is filed as an Exhibit.]